As filed with the U.S. Securities and Exchange Commission on May 31, 2006
Registration No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPATIALIGHT, INC.
(Exact name of registrant as specified in its charter)

New York	16-1363082
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

Five Hamilton Landing, Suite 100
Novato, California 94949
(415) 883-1693
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert A. Olins
Chief Executive Officer
SpatiaLight, Inc.
Five Hamilton Landing, Suite 100
Novato, California 94949
(415) 883-1693
(Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-122392)

If this form is a post-effective amendment file pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(3)
Common Shares, par value $.01 per share	400,000	$3.10	$1,240,000 (3)	$132.68

(1)
Pursuant to Rule 463(b) of the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-122392. A total of 400,000 securities were registered under such Registration Statement.

(2)	The proposed maximum offering price per share will be determined at various times by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sales prices reported on The Nasdaq SmallCap Market on May 30, 2006.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

THIS REGISTRATION STATEMENT IS BEING FILED PURSUANT TO RULE 462(b) OF THE RULES PROMULATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY TO INCREASE THE AMOUNT OF SECURITIES WHICH MAY BE ISSUED BY US. PURSUANT TO RULE 462(b), THE CONTENTS OF THE REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-122392), OTHER THAN ITEM 17, INCLUDING THE EXHIBITS THERETO, AND EACH OF THE DOCUMENTS INCORPORATED THEREIN BY REFERENCE, ARE HEREBY INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT. THE REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-122392), AS POST-EFFECTIVELY AMENDED, WAS DECLARED EFFECTIVE ON FEBRUARY 15, 2006. ITEM 17 OF PART II IS BEING AMENDED AND RESTATED TO INCLUDE THE ADDITIONAL UNDERTAKINGS REQUIRED BY SECURITIES ACT RELEASE NO. 33-8591, WHICH RELATED TO SECURITIES OFFER REFORM.

ITEM 17. Undertakings.

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective  amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

paragraphs (a)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	If the registrant is relying on Rule 430B:

i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as fof the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the  offering containing material information about the undersigned  registrant or its securities provided by or on behalf of the  undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.	(a)	Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

(b)
The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and

(c)
The benefits of such indemnification are not waived by such persons:  Insofar as indemnification for liabilities arising under the Securities Act  of 1933 may be permitted to directors, officers and controlling persons of  the registrant pursuant to the foregoing provisions, or otherwise, the  registrant has been advised that in the opinion of the Securities and  Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a  claim for indemnification against such liabilities (other than the payment  by the registrant of expenses incurred or  paid by a director, officer or controlling person of the registrant in the successful defense of any  action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the  registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate  jurisdiction the question whether such indemnification by it is against  public policy as expressed in the Act and will be governed by the final  adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California on May 31, 2006.

SPATIALIGHT, INC.

By:	/s/ Robert A. Olins
Robert A. Olins
Chief Executive Officer and Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert A. Olins Robert A. Olins	Chief Executive Officer, Principal Financial and Accounting Officer, Secretary, Treasurer and Director	May 31, 2006

*/s/ Lawrence J. Matteson Lawrence J. Matteson	Director	May 31, 2006

*/s/ Claude Piaget Claude Piaget	Director	May 31, 2006

*/s/ Robert C. Munro Robert C. Munro	Director	May 31, 2006

*Pursuant to Power of Attorney filed as Exhibit 24.1.

*By: /s/ Robert A. Olins Robert A. Olins (Attorney-in-fact)		May 31, 2006

EXHIBIT INDEX

ExhibitNo.	Description of Exhibit

1.1	Form of Underwriting Agreement with respect to the common shares. †
3.1	Certificate of Incorporation, as amended (Amendments to document filed as Exhibit 3.1 to the Company’s Amendment No. 1 to Form S-3 Registration Statement filed November 18, 1999).
3.2	Bylaws (incorporated by reference to Exhibit B to the Company’s Form 8-K filed February 7, 1995).
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Form S-3 filed November 25, 2003).
5.1	Opinion of Bryan Cave LLP.
23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP.
23.2	Consent of Bryan Cave LLP (included as part of Exhibit 5.1).
24.1	Power of attorney.
_________________
† To be filed by amendment or by a report on Form 8-K, to the extent applicable, in connection with an offering.
* Previously filed.